                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made this 1st day of October, 2001, by and between A I M Capital Management, Inc., a Texas corporation ("AIM") (the "Adviser"), and Met Investors Advisory Corp., a Delaware corporation (the "Manager").

     WHEREAS, the Manager serves as investment manager of Met Investors Series Trust (the "Trust"), a Delaware business trust which has filed a registration statement (the "Registration Statement") under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended (the "1933 Act") pursuant to a management agreement dated December 8, 2000, as amended on February 12, 2001 and October 1, 2001 (the "Management Agreement"); and

     WHEREAS, the Trust is comprised of several separate investment portfolios, one of which is the Met/AIM Small Cap Growth Portfolio (the "Portfolio"); and

     WHEREAS, the Manager desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser to assist the Manager in performing investment advisory services for the Portfolio; and

     WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Manager;

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

     1. Employment of the Adviser. The Manager hereby employs the Adviser to
        -------------------------
manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Manager, the Portfolio or the Trust in any way. The Adviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Adviser receives the express agreement and consent of the Manager and/or the Trust's Board of Trustees to execute such futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose, the Adviser shall act as the Manager's and the Trust's agent and attorney-in-fact.

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     Copies of the Trust's Registration Statement, as it relates to the
Portfolio (the "Registration Statement"), and the Trust's Declaration of Trust and Bylaws (collectively, the "Charter Documents"), each as currently in effect, have been or will be delivered to the Adviser prior to the commencement of the Adviser's services as contemplated in this Agreement. The Manager agrees, on an ongoing basis, to notify the Adviser of each change in the fundamental and non-fundamental investment policies and restrictions of the Portfolio before they become effective and to provide to the Adviser as promptly as practicable copies of all amendments and supplements to the Registration Statement before filing with the Securities and Exchange Commission ("SEC") and amendments to the Charter Documents. The Manager will promptly provide the Adviser with any procedures applicable to the Adviser adopted from time to time by the Trust's Board of Trustees and agrees to promptly provide the Adviser copies of all amendments thereto. The Adviser will not be bound to follow any change in the Trust's Registration Statement or Charter Documents, or in the investment policies, restrictions or procedures of the Portfolio or Trust, however, until it has received written notice of any such change from the Manager.

     The Manager shall timely furnish the Adviser with such additional information as may be reasonably necessary for or requested by the Adviser to perform its responsibilities pursuant to this Agreement. The Manager shall cooperate with the Adviser in setting up and maintaining brokerage accounts and other accounts the Adviser deems advisable to allow for the purchase or sale of various forms of securities pursuant to this Agreement.

     2. Obligations of and Services to be Provided by the Adviser. The Adviser
        ---------------------------------------------------------
undertakes to provide the following services and to assume the following obligations:

          a. The Adviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Manager, subject to and in accordance with the investment objective and policies of the Portfolio set forth in the Trust's Registration Statement and the Charter Documents, as such Registration Statement and Charter Documents may be amended from time to time, in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended (the "Code") and any written instructions which the Manager or the Trust's Board of Trustees may issue from time-to-time in accordance therewith, but only to the extent that such written instructions are provided to the Adviser with sufficient advance notice. In pursuance of the foregoing, the Adviser shall make all determinations with respect to the purchase and sale of portfolio securities and shall take such action necessary to implement the same. The Adviser shall render such reports to the Trust's Board of Trustees and the Manager as they may reasonably request concerning the investment advisory activities of the Adviser related to the Portfolio, provided that the Adviser shall not be responsible for Portfolio accounting. Unless the Manager gives the Adviser written instructions to the contrary, the Adviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders, direct the Portfolio's custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio.

          b. The Adviser is responsible for decisions to buy and sell securities for the Portfolio, broker-dealer selection, and negotiation of brokerage commission rates. It is the Adviser's general policy in selecting a broker to effect a particular transaction to seek to obtain "best execution," which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the brokerage services provided by the broker.

          Consistent with this policy, the Adviser, in selecting broker-dealers and negotiating brokerage commission rates, will take all relevant factors into consideration, including, but not limited to: the best price available; the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Portfolio on a continuing basis. Subject to such policies and procedures as the Board may determine, the Adviser shall have discretion to effect investment transactions for the Portfolio through broker-dealers (including, to the extent permissible under applicable law, broker-dealers affiliated with the Adviser) who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Portfolio to pay any such broker-dealers an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker-dealer, viewed in terms of either that particular investment transaction or the Adviser's overall responsibilities with respect to the Portfolio and other accounts as to which the Adviser exercises investment discretion (as such term is defined in Section 3(a)(35) of the 1934
Act). Allocation of orders placed by the Adviser on behalf of the Portfolio to such broker-dealers shall be in such amounts and proportions as the Adviser shall determine in good faith in conformity with its responsibilities under applicable laws, rules and regulations. The Adviser will submit reports on such allocations to the Manager regularly as requested by the Manager, in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

          c. In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Adviser shall create and maintain all necessary records pertaining to the purchase and sale of securities by the Adviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. The Adviser shall not be responsible for the provision of administrative or accounting services to the Trust. All records shall be the property of the Trust and shall be available for inspection and use by the SEC, the Trust, the Manager or any person retained by the Trust during normal business hours. The Adviser may retain copies of any records surrendered to the Trust. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act. The Manager shall maintain and preserve all books and records not related to the Portfolio's transactions as required under the 1940 Act.

          d. The Adviser shall bear its expenses of providing services pursuant to this Agreement, but shall not be obligated to pay any expenses of the Manager, the Trust, or the Portfolio, including without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Portfolio; (c) fees of pricing services; and (d) custodian fees and expenses.

          e. The Adviser and the Manager acknowledge that the Adviser is not the compliance agent for the Portfolio or for the Manager, and does not have access to all of the Portfolio's books and records necessary to perform certain compliance testing. To the extent that the Adviser has agreed to perform the services specified in this Section 2 in accordance with: (a) the Trust's Registration Statement and Charter Documents, (b) written instructions of the Manager and any policies adopted by the Trust's Board of Trustees applicable to the Adviser and the Portfolio (collectively, the "Charter Requirements"), and
(c) applicable law (including Subchapters M and L of the Code, the 1940 Act and the Advisers Act ("Applicable Law")), the Adviser shall perform such services based upon its books and records with respect to the Portfolio (as specified in Section 2.c. hereof), which comprise a portion of the Portfolio's books and records, and upon information and written instructions received from the Trust, the Manager or the Trust's administrator, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the Charter Requirements and Applicable Law based upon such books and records and such information and instructions provided by the Trust, the Manager or the Trust's administrator. The Adviser shall have no responsibility to monitor certain limitations or restrictions for which the Adviser has not been provided sufficient information in accordance with Section 1 of this Agreement or otherwise. All such monitoring shall be the responsibility of the Manager.

          f. The Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Adviser and/or its affiliates, whether public or private.

          g. The Adviser shall be responsible for the preparation and filing of
Schedule 13G and Form 13F on behalf of the Portfolio. For both of these reports, the Adviser shall only be responsible for reporting the assets of the Portfolio it is managing. The Adviser shall not be responsible for the preparation or filing of any other reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

          h. The Manager agrees that the Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of the Portfolio on the basis of any information which might, in the Adviser's reasonable opinion, constitute a violation of any federal or state law, rules or regualtions.

     3. Compensation of the Adviser. In consideration of services rendered
        ---------------------------
pursuant to this Agreement, the Manager will pay the Adviser a fee at the annual rate of the value of the Portfolio's average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement.

     4. Activities of the Adviser. The services of the Adviser hereunder are not
        -------------------------
to be deemed exclusive, and the Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired. In addition, it is understood that the persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict such right. The Manager understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and the Manager has no objection to the Adviser so acting, provided that whenever the Portfolio and one or more other accounts or investment companies advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The Adviser agrees to allocate similarly opportunities to sell securities. The Manager recognizes that, in some cases, this procedure may limit the opportunities and the size of the position that may be acquired or sold for the Portfolio.

     The Adviser shall be subject to a written code of ethics adopted by it that conforms to the requirements of Rule 17j-1(b) of the 1940 Act, and shall not be subject to any other code of ethics, including the Manager's code of ethics, unless specifically adopted by the Adviser.

     5. Obligations of Manager. The Manager agrees to provide or complete, as
        ----------------------
the case may be, the following prior to the commencement of the Adviser's services as specified under this Agreement:

     (a) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Portfolio;

     (b) A list of restricted securities for the Portfolio (including CUSIP, Sedol or other appropriate security identification);

     (c) Establish Futures Accounts and Give-Up Arrangements with the list of designated brokers provided in writing to the Manager or Adviser;

     (d) A copy of the current compliance procedures for the Portfolio.

     The Manager also agrees to promptly update the above referenced items in order ensure their accuracy, completeness and/or effectiveness.

     6. Use of Names. The Adviser hereby consents to the Portfolio being named
        ------------
the Met/AIM Mid Cap Equity Portfolio. The Manager shall not use the name "AIM" and any of the other names of the Adviser or its affiliated companies and any derivative or logo or trade or service mark thereof (the "AIM Names"), or disclose information related to the business of the Adviser or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its name and that of its affiliates which merely refer in accurate terms to its appointment hereunder or which are required by the SEC or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Adviser shall not use the name of the Trust, the Manager or any of their affiliates in any material relating to the Adviser in any manner not approved prior thereto by the Manager; provided, however, that the Manager shall approve all uses of its or the Trust's name which merely refer in accurate terms to the appointment of the Adviser hereunder or which are required by the SEC or a state securities commission; and, provided, further, that in no event shall such approval be unreasonably withheld.

     The Manager recognizes that from time to time directors, officers and employees of the Adviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "AIM" or any derivative or abbreviation thereof as part of their name, and that the Adviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

     Upon termination of this Agreement for any reason, the Manager shall promptly cease and cause the Portfolio to cease all use of the AIM Names.

     7. Liability and Indemnification.
        -----------------------------

          a. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Adviser, its officers, directors and employers shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Manager, any shareholder of the Portfolio or the Trust as a result of any error of judgment or mistake of law by the Adviser with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Adviser for, and the Adviser shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act ) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Manager Indemnitees") against, any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Manager or the Trust by the Adviser Indemnitees (as defined below) for use therein.

          b. Except as may otherwise be provided by the 1940 Act or any other federal securities law, the Manager and the Trust shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser as a result of any error of judgment or mistake of law by the Manager with respect to the Portfolio, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Manager for, and the Manager shall indemnify and hold harmless the Adviser, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Adviser Indemnitees") against, any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnitees may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder or (ii) any untrue statement of a material fact contained in the Registration Statement, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Portfolio or the omission to state therein a material fact known to the Manager which was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Manager or the Trust by an Adviser Indemnitee for use therein.

          8. Limitation of Trust's Liability. The Adviser acknowledges that it
             -------------------------------
has received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Adviser agrees that any of the Trust's obligations shall be limited to the assets of the Portfolio and that the Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

          9. Renewal, Termination and Amendment. This Agreement shall continue
             ----------------------------------
in effect, unless sooner terminated as hereinafter provided, for a period of two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust's Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust's Board of Trustees, by the Manager, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days' prior written notice to the Adviser, or by the Adviser upon 60 days' prior written notice to the Manager, or upon such shorter notice as may be mutually agreed. This

Agreement shall terminate automatically and immediately upon termination of the Management Agreement between the Manager and the Trust at which time the Manager will promptly provide written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Adviser and the Manager, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules, regulations, or orders, a vote of a majority of the Portfolio's outstanding voting securities.

     10. Confidential Relationship. Any information and advice furnished by any
         -------------------------
party to this Agreement to the other party or parties shall be treated as confidential and shall not be disclosed to third parties without the consent of the other party hereto except as required by law, rule or regulation.

     Except as required by law (including, but not limited to semi-annual, annual or other filings made under the 1940 Act) or as agreed to by the Adviser and Manager, the Trust and the Manager will not disclose any list of securities purchased or sold by the Portfolio for a period of 15 days after month end, or any list of securities held by the Portfolio for 90 days after month end in any manner whatsoever except as expressly authorized in this Agreement, and except that the top ten holdings of a Portfolio may be disclosed 15 days after month end.

     11. Severability. If any provision of this Agreement shall be held or made
         ------------
invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     12. Custodian. The Portfolio assets shall be maintained in the custody of
         ---------
its custodian. Any assets added to the Portfolio shall be delivered directly to such custodian. The Adviser shall have no liability for the acts or omissions of any custodian of the Portfolio's assets. The Adviser shall have no responsibility for the segregation requirement of the 1940 Act or other applicable law other than to notify the custodian of investments that require segregation and appropriate assets for segregation.

     13. Information. The Manager hereby acknowledges that it and the Trustees
         -----------
of the Trust have been provided with all information necessary in connection with the services to be provided by the Adviser hereunder, including a copy of
Part II of the Adviser's Form ADV at least 48 hours prior to the Manager's execution of this Agreement, and any other information that the Manager or the Trustees deem necessary.

     The Manager hereby consents to the disclosure to third parties of (i) investment results and other data of the Manager or the Portfolio in connection with providing composite investment results of the Adviser and (ii) investments and transactions of the Manager or the Portfolio in connection with providing composite information of clients of the Adviser.

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     14. Representation. Each of the parties hereto represents that the
         --------------
Agreement has been duly authorized, executed and delivered by all required action.

     15. Miscellaneous. This Agreement constitutes the full and complete
         -------------
agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware and the applicable provisions of the 1940 Act. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                        MET INVESTORS ADVISORY CORP.


                                        BY: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Authorized Officer


                                        A I M CAPITAL MANAGEMENT, INC.


                                        BY: /s/ Ronald Stein
                                            ------------------------------------
                                            Authorized Officer

                                   SCHEDULE A

                               Percentage of average daily net assets
                               --------------------------------------
Met/AIM Small Cap   0.65% of first $500 million of such assets, plus 0.60% of
Growth Portfolio    such assets over $500 million.